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                                                                EXHIBIT 15.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



                        Re: Precision Response Corporation
                            Registration Statement on Form S-8

We are aware that our report, dated April 29, 1996, except for the second paragraph of Note 4 as to which the date is May 1, 1996 and Note 11 as to which the date is June 20, 1996, on our review of interim financial information of Precision Response Corporation for the three month periods ended March 31, 1996 and 1995 is incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                /s/ Coopers & Lybrand L.L.P.

                                COOPERS & LYBRAND L.L.P.



Miami, Florida
January 13, 1997